EXHIBIT 10.15
SEVEN ARTS FILMED ENTERTAINMENT LIMITED
30 Farringdon Street
London EC4A 4HJ
UK

As of November 1, 2004

Seven Arts Pictures Inc.
6310 San Vicente Boulevard, Suite 510
Los Angeles, California 90048

Re:  INTERCOMPANY AGREEMENT

Gentlemen:

You ("SAP") are hereby appointed as the independent agent of us ("SAFE") to enter into agreements and to conduct business on behalf of us in all aspects related to the motion picture business.  All of your actions will be taken pursuant to the direction of the Board of Directors of us and you shall take no actions without our approval.  All results and proceeds of any actions and services performed by you shall belong to us and are hereby assigned to us in full for no further consideration.  The intention of this agreement is that SAP will be an independent agent under the terms of the tax treaty between the United States and the United Kingdom as in effect or as it may be amended from time to time, and therefore the office of SAP in the United States shall not be and is not intended to be a "permanent establishment" of us.

Please confirm you agreement to the foregoing by signing below where indicated.

SEVEN ARTS PICTURES FILMED
ENTERTAINMENT LIMITED

By:  __/s/ John Bottomley__________

AGREED AND ACCEPTED

SEVEN ARTS PICTURES INC.

By:  __/s/ Peter Hoffman_____________